UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 14, 2021

CLEANSPARK, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 S. 1800 West, Suite 3

Woods Cross, Utah 84087

(Address of Principal Executive Offices)

(702) 941-8047

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

The information related to the termination of the Prior Agreements (defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

For purposes of this Item 1.02, the material Prior Agreements terminated in connection with the Settlement Agreement (defined below) include: (i) the Securities Purchase Agreement dated July 20, 2020 by and between the Company and Investor; (ii) the Purchase Agreement dated April 17, 2019 by and between the Company and Investor; (iii) the Senior Secured Redeemable Convertible Promissory Note dated April 17, 2019 by and between the Company and Investor; (iv) the IP Security Agreement dated April 17, 2019 by and between the Company and Investor; (v) the Securities Purchase Agreement dated December 31, 2018 by and between the Company and Investor; (vi) the Senior Secured Redeemable Convertible Debenture dated December 31, 2018 by and between the Company and Investor; and (vii) the IP Security Agreement dated December 31, 2018 by and between the Company and Investor.

Item 8.01 Other Events

As previously reported on Current Reports on Form 8-K filed by CleanSpark, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on August 11, 2020 and May 5, 2021, an Annual Report on Form 10-K filed by the Company with the SEC on December 17, 2020, a Quarterly Report on Form 10-Q filed by the Company with the SEC on February 12, 2021 and elsewhere in certain SEC filings, the Company has been engaged in ongoing litigation with an investor (the “Investor”).

On June 14, 2021, the Company and Investor entered into a mutual settlement agreement (the “Settlement Agreement”), pursuant to which the parties agreed, among other things, (i) to settle and dismiss, with prejudice, all pending actions related to the parties’ dispute (collectively, the “Actions”); (ii) to mutually release all claims, whether known or unknown, that either party may have now or in the future related thereto; and (iii) to terminate all of the agreements previously entered into by and between the parties, including all rights and obligations set forth therein (collectively, the “Prior Agreements”), provided, however, that (a) any and all warrants previously issued to Investor pursuant to the Securities Purchase Agreement dated December 31, 2018 and the Purchase Agreement dated April 17, 2019 (the “Prior SPAs”) (collectively, the “Warrants”) shall remain in force and effect, and (b) that within a commercially reasonable amount of time after execution of the Settlement Agreement, Investor shall irrevocably assign the Warrants to an otherwise unaffiliated third party. Each party agreed to bear its own fees and costs for the Actions. The Settlement Agreement contains no admission or concession of fault, or of the truth of or validity or sufficiency of any allegation, contention or claim of either the Company or the Investor.

The Company does not intend to file further Current Reports on Form 8-K describing such lawsuits, or provide updates, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Dated: June 15, 2021	By:	/s/ Zachary K. Bradford
Zachary K. Bradford
Chief Executive Officer and President

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